UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2007

TEXTRON INC.

(Exact name of Registrant as specified in its charter)

Delaware	I-5480	05-0315468
(State of	(Commission File Number.)	(IRS Employer
Incorporation)		Identification Number)

40 Westminster Street, Providence, Rhode Island 02903
(Address of principal executive offices)

Registrant’s telephone number, including area code: (401) 421-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 28, 2007, the Board of Directors of Textron Inc. elected James L. Ziemer as a member of the Board effective March 1, 2007. Mr Ziemer will serve on the Board’s Audit Committee. Mr. Ziemer is President and Chief Executive Officer of Harley-Davidson, Inc., a position he has held since April 2005, and he has been a Director of Harley-Davidson, Inc. since December 2004. Harley-Davidson, Inc. is the parent company for the group of companies doing business as Harley-Davidson Motor Company, Buell Motorcycle Company and Harley-Davidson Financial Services. Mr. Ziemer previously served as Vice President and Chief Financial Officer of Harley-Davidson from December 1990 to April 2005 and President of the Harley-Davidson Foundation from 1993 to 2006. His career at Harley-Davidson has spanned more than 38 years.

Mr. Ziemer will participate in Textron’s Director Compensation Program as described in Exhibit 10.17 to Textron’s Annual Report on Form 10-K for the fiscal Year ended December 30, 2006, which is incorporated by reference herein. Pursuant to such program, Mr. Ziemer will be issued 1,000 restricted shares of Textron Common Stock. Textron and Mr. Ziemer also will enter into Textron’s standard Directors Indemnity Agreement, pursuant to which Textron will, subject to certain limitations, indemnify Mr. Ziemer in connection with any claim arising in connection with his service as a Textron Director and will advance and pay his expenses incurred in connection with such claims.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

Date: February 28, 2007

By:	/s/Frederick K. Butler
Frederick K. Butler
Vice President Business Ethics and Corporate Secretary